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                   EXHIBIT 10.7(a)(ii) TO OGDEN'S 1997 FORM 10-K


AMENDMENT TO OGDEN'S 1990 STOCK OPTION PLAN:
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     Ogden's 1990 Stock Option Plan currently provides that in the event the employment of an employee is terminated for any reason (other than termination because of retirement, disability, cause, or death), the employee may exercise his vested options at any time during the one-year period following the date of the employee's termination. The usual and customary period of time is three to six months following such termination. Management believes that the one-year period to exercise is too long during periods when employee cutbacks are necessary and is not in line with the usual period of time found in many other plans. Therefore, management, with the concurrence of the Management Committee, recommended that the 1990 Stock Option Plan be amended to provide that the period of time to exercise an option upon an employee's termination should be shortened to three months.

     Following discussion, where all questions posed were answered satisfactorily, and upon motion made and seconded, it was

     RESOLVED, that effective as of September 18, 1997, Paragraph 4.(e)(1) of the Ogden Corporation 1990 Stock Option Plan, Amended and Restated as of January 19, 1994, is hereby amended and restated in its entirety as follows:

     (1) In the event that the employment of a Participant with the Company shall terminate for any reason other than Disability, Retirement, Cause or Death
(i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable for a period of ninety (90) days following such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term;" and it was further

     RESOLVED, that the foregoing amendment shall apply prospectively only and will not apply retroactively to any stock option grants made prior to September 18, 1997.